Exhbit 4.2



================================================================================






                               GULF POWER COMPANY

                                       TO

                           THE CHASE MANHATTTAN BANK,
                                    TRUSTEE.







                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 1, 1997






                                   $20,000,000


                    SERIES B 7.50% JUNIOR SUBORDINATED NOTES

                                DUE JUNE 30, 2037




================================================================================

                               TABLE OF CONTENTS1


                                                                        PAGE



ARTICLE 1.................................................................2


SECTION 101. Establishment................................................2


SECTION 102. Definitions..................................................2


SECTION 103. Payment of Principal and Interest............................2


SECTION 104. Denominations................................................3


SECTION 105. Global Securities............................................3


SECTION 106. Transfer.....................................................4


SECTION 107. Redemption...................................................4


ARTICLE 2.................................................................4


SECTION 201. Recitals by Company..........................................5


SECTION 202. Ratification and Incorporation of Original Indenture.........5


SECTION 203. Executed in Counterparts.....................................5


    1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 1st day of August, 1997, by and between GULF POWER COMPANY, a Maine corporation, 500 Bayfront Parkway, Pensacola, Florida 32501 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Subordinated Note Indenture, dated as of January 1, 1997 (the "Original Indenture"), with The Chase Manhattan Bank, as supplemented by a First Supplemental Indenture, dated as of January 1, 1997 (the "First Supplemental Indenture"), with The Chase Manhattan Bank;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes;

                  WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution, delivery and recording of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                       Series B Junior Subordinated Notes

         SECTION 101. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's Series B 7.50% Junior Subordinated Notes due June 30, 2037 (the "Series B Notes").

         There are to be authenticated and delivered $20,000,000 principal amount of Series B Notes, and no further Series B Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series B Notes shall be issued in definitive fully registered form.

         The Series B Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series B Notes shall initially be evidenced by one certificate issued to the Depositary (which shall be The Depository Trust Company) or its nominee.

         The form of the Trustee's Certificate of Authentication for the Series B Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series B Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Interest Payment Dates" means March 31, June 30, September 30 and December 31 of each year.

         "Original Issue Date" means August 1, 1997.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Stated Maturity" means June 30, 2037.

         SECTION 103. Payment of Principal and Interest. Principal shall be paid at the Stated Maturity (or upon earlier redemption). The unpaid principal amount of the Series B Notes shall bear interest at the rate of 7.50% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series B Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series B Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series B Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series B Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series B Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series B Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series B Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series B Notes shall be made upon surrender of the Series B Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     SECTION 104. Denominations. The Series B Notes may be issued in the denominations of $25, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series B Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series B Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series B Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series B Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series B Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred an Event of Default with respect to the Series B Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series B Notes registered in such names as the Depositary shall direct.

         SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series B Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series B Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series B Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series B Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series B Note redeemed in part.

         SECTION 107. Redemption. The Series B Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after August 1, 2002, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date.

         In the event of redemption of the Series B Notes in part only, a new Series B Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series B Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series B Notes shall, with respect to the principal thereof, be divisible by $25.


                                    ARTICLE 2

                            Miscellaneous Provisions

         SECTION 201. Recitals by Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series B Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. Ratification and Incorporation of Original Indenture. As heretofore supplemented by the First Supplemental Indenture and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                     GULF POWER COMPANY


By:                                                  By:
         Assistant Secretary                                  Vice President




ATTEST:                                     THE CHASE MANHATTAN BANK


By:                                                  By:

                                    EXHIBIT A

                              FORM OF SERIES B NOTE

NO. 1                                                    CUSIP NO. ___________



THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                               GULF POWER COMPANY
                     SERIES B 7.50% JUNIOR SUBORDINATED NOTE
                                DUE JUNE 30, 2037


  Principal Amount:          $_________

  Regular Record Date:       15th calendar day prior to Interest Payment Date

  Original Issue Date:       August 1, 1997

  Stated Maturity:           June 30, 2037

  Interest Payment Dates:    March 31, June 30, September 30 and December 31

  Interest Rate:             7.50% per annum

  Authorized Denomination:   $25

  Initial Redemption Date:   August 1,  2002


         Gulf Power Company, a Maine corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series B Notes shall be made upon surrender of the Series B Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________________, 19__.

                                                     GULF POWER COMPANY



                                                     By:



Attest:



Assistant Secretary



                    {Seal of GULF POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

                                              THE CHASE MANHATTAN BANK,
                                              as Trustee


                                              By:
                                                       Authorized Officer

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of January 1, 1997, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series B 7.50% Junior Subordinated Notes due June 30, 2037 (the "Series B Notes") in the aggregate principal amount of up to $20,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after August 1, 2002 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in          UNIF GIFT MIN ACT- _______ Custodian ________
         common                                     (Cust)           (Minor)
TEN ENT- as tenants by the
         entireties             under Uniform Gifts to Minors Act
JT TEN-  as joint tenants
         with right of
         survivorship and              ________________________
         not as tenants                        (State)
         in common

                    Additional abbreviations may also be used
                          though not on the above list.
                               -------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)


PLEASE  PRINT  OR  TYPEWRITE  NAME AND  ADDRESS,  INCLUDING  POSTAL  ZIP CODE OF
ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:



                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                   as Trustee


                                                     By:
                                                              Authorized Officer